Exhibit 99.1
BRINKER INTERNATIONAL REPORTS FIRST QUARTER OF FISCAL 2025 RESULTS AND UPDATES FISCAL 2025 GUIDANCE
DALLAS (October 30, 2024) – Brinker International, Inc. (NYSE: EAT) today announced financial results for the first quarter ended September 25, 2024.
First Quarter Fiscal 2025 Financial Highlights
“Great food, with great service at industry leading value is driving strong Chili’s sales and traffic,” said President and CEO, Kevin Hochman, “Our continued success proves the importance of listening to our guests & team members and delivering on the critical things important to them.”
Company sales were $1,127.3 million in the first quarter of fiscal 2025 compared to $1,002.0 million in the first quarter of fiscal 2024. Comparable restaurant sales increased 13.0%, with an increase in comparable restaurant sales of 14.1% for Chili’s and 4.2% for Maggiano’s. The comparable restaurant sales increase at Chili’s was primarily due to menu pricing and higher traffic. Chili’s advertising and social media campaigns continued to drive new guests and increased frequency in the first quarter. The “Big Smasher” burger and Triple Dipper® are resonating well with guests, and our “3 for Me” combos provide a compelling everyday value. Higher Company sales resulted in operating income margin increasing to 5.0% and restaurant operating margin (non-GAAP) increasing to 13.5% for the first quarter. We continue to prioritize our guest experience by enhancing restaurant staffing and focusing on keeping our restaurants well maintained. As expected, these initiatives resulted in incremental labor and repairs and maintenance expense during the quarter. Additionally, stronger expected operating performance drove higher incentive compensation within General and administrative expenses during the quarter.
Financial results for the first quarter of fiscal 2025 and fiscal 2024 were as follows:

	First Quarter
	2025	2024	Variance
Company sales	$1,127.3	$1,002.0	$125.3
Total revenues	$1,139.0	$1,012.5	$126.5

Operating income	$56.4	$24.2	$32.2
Operating income as a % of Total revenues	5.0%	2.4%	2.6%
Restaurant operating margin, non-GAAP(1)	$151.7	$104.3	$47.4
Restaurant operating margin as a % of Company sales, non-GAAP(1)	13.5%	10.4%	3.1%
Net income	$38.5	$7.2	$31.3
Adjusted EBITDA, non-GAAP(1)	$111.6	$72.4	$39.2

Net income per diluted share	$0.84	$0.16	$0.68
Net income per diluted share, excluding special items, non-GAAP(1)	$0.95	$0.28	$0.67

Comparable Restaurant Sales(2)

Q1:25 vs 24
Brinker	13.0%
Chili’s	14.1%
Maggiano’s	4.2%
(1)See Non-GAAP Information and Reconciliations section below for more details.
(2)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed for 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
Updates to Full Year Fiscal 2025 Guidance
We are providing the following updated guidance for fiscal 2025 based on our current outlook:
•Total revenues are expected to be in the range of $4.70 billion - $4.75 billion; and
•Net income per diluted share, excluding special items, non-GAAP, is expected to be in the range of $5.20 - $5.50.
We are reiterating the following full year fiscal 2025 guidance:
•Weighted average shares are expected to be in the range of 45 million - 47 million; and
•Capital expenditures are expected to be in the range of $195 million - $215 million.
The potential for changes in macroeconomic conditions, among other risks, could cause actual results to differ materially from those projected. We are unable to reliably forecast special items without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.

First Quarter of Fiscal 2025 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended September 25, 2024 and September 27, 2023:

	Chili’s			Maggiano’s
	First Quarter		Variance	First Quarter		Variance
	2025	2024		2025	2024
Company sales	$1,018.9	$897.8	$121.1	$108.4	$104.2	$4.2
Franchise revenues	11.5	10.3	1.2	0.2	0.2	—
Total revenues	$1,030.4	$908.1	$122.3	$108.6	$104.4	$4.2

Company restaurant expenses(1)	$881.3	$802.6	$78.7	$94.0	$95.0	$(1.0)
Company restaurant expenses as a % of Company sales	86.5%	89.4%	(2.9)%	86.7%	91.2%	(4.5)%

Operating income	$93.9	$55.6	$38.3	$7.8	$3.6	$4.2
Operating income as a % of Total revenues	9.1%	6.1%	3.0%	7.2%	3.4%	3.8%

Restaurant operating margin, non-GAAP(2)	$137.6	$95.2	$42.4	$14.4	$9.2	$5.2
Restaurant operating margin as a % of Company sales, non-GAAP(2)	13.5%	10.6%	2.9%	13.3%	8.8%	4.5%
(1)Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(2)See Non-GAAP Information and Reconciliations section below for more details.
Chili’s
•Chili’s Company sales increased primarily due to favorable comparable restaurant sales driven by menu pricing, higher traffic, and favorable menu item mix.
•Chili’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage, partially offset by higher repairs and maintenance and hourly labor.
•Chili’s franchisees generated sales of $225.7 million for the first quarter of fiscal 2025 compared to $202.8 million for the first quarter of fiscal 2024.
Maggiano’s
•Maggiano’s Company sales increased primarily due to favorable comparable restaurant sales driven by menu pricing and favorable menu item mix, partially offset by lower traffic.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, decreased, primarily due to sales leverage and lower hourly labor, partially offset by unfavorable commodity costs and other restaurant expenses.
Corporate
•On a GAAP basis, the effective income tax rate was 9.0% in the first quarter of fiscal 2025. The effective income tax rate is lower than the statutory rate of 21.0% due primarily to leverage of the FICA tip credit. Excluding the impact of special items, the effective income tax rate was 15.0% in the first quarter of fiscal 2025.

Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. The call will be broadcast live on Brinker’s website today, October 30, 2024 at 8 a.m. CDT:
https://investors.brinker.com/events/event-details/q1-2025-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker’s website until at least the end of the day October 30, 2025.
Additional financial information, including statements of income which detail operations excluding special items, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information and Events & Presentations sections of the Investor tab.
Forward Calendar
•SEC Form 10-Q for the first quarter of fiscal 2025 filing on or before November 4, 2024
•Earnings release call for the second quarter of fiscal 2025 on January 29, 2025
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar and Maggiano’s Little Italy.® Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in the United States and 28 other countries and two U.S. territories. Our passion is making everyone feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, our partners’ supply chains, operations, technology and assets, and our financial performance; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced consumer discretionary spending; unfavorable publicity; governmental regulations; the Company's ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; increasing regulation surrounding wage inflation and competitive labor markets; the impact of social media or other unfavorable publicity; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; failure to comply with new environmental, social and governance (“ESG”) requirements; failure to achieve any goals, targets or objectives with respect to ESG matters; adverse weather conditions; terrorist acts; health epidemics or pandemics; tax reform; inadequate insurance coverage and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended
	September 25, 2024	September 27, 2023
Revenues
Company sales	$1,127.3	$1,002.0
Franchise revenues	11.7	10.5
Total revenues	1,139.0	1,012.5
Operating costs and expenses
Food and beverage costs	284.3	258.8
Restaurant labor	377.4	348.1
Restaurant expenses	313.9	290.8
Depreciation and amortization	46.3	41.9
General and administrative	51.8	42.4
Other (gains) and charges(1)	8.9	6.3
Total operating costs and expenses	1,082.6	988.3
Operating income	56.4	24.2
Interest expenses	14.3	17.0
Other income, net	(0.2)	—
Income before income taxes	42.3	7.2
Provision for income taxes	3.8	—
Net income	$38.5	$7.2

Basic net income per share	$0.86	$0.16

Diluted net income per share	$0.84	$0.16

Basic weighted average shares outstanding	44.9	44.6

Diluted weighted average shares outstanding	45.9	45.4

Other comprehensive income (loss)
Foreign currency translation adjustment	$0.1	$(0.2)
Comprehensive income	$38.6	$7.0

(1)Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited) included (in millions):

	Thirteen Week Periods Ended
	September 25, 2024	September 27, 2023
Enterprise system implementation costs	$4.4	$2.0
Litigation & claims, net	2.5	2.2
Restaurant closure asset write-offs and charges	0.7	0.6
Lease contingencies	—	0.5
Other	1.3	1.0
Total other (gains) and charges	$8.9	$6.3

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 25, 2024	June 26, 2024
ASSETS
Total current assets	$183.6	$234.1
Net property and equipment	882.1	879.7
Operating lease assets	1,084.8	1,095.2
Deferred income taxes, net	112.1	113.9
Other assets	270.5	270.2
Total assets	$2,533.1	$2,593.1
LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$577.5	$622.3
Long-term debt and finance leases, less current installments	806.9	786.3
Long-term operating lease liabilities, less current portion	1,073.0	1,084.5
Other liabilities	63.0	60.6
Total shareholders’ equity	12.7	39.4
Total liabilities and shareholders’ equity	$2,533.1	$2,593.1

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Thirteen Week Periods Ended
	September 25, 2024	September 27, 2023
Cash flows from operating activities
Net income	$38.5	$7.2
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	46.3	41.9
Stock-based compensation	7.1	5.7
Deferred income taxes, net	1.8	(2.0)
Non-cash other (gains) and charges	4.0	4.3
Net loss on disposal of assets	2.9	1.7
Other	0.7	0.6
Changes in assets and liabilities	(38.5)	(0.3)
Net cash provided by operating activities	62.8	59.1
Cash flows from investing activities
Payments for property and equipment	(56.5)	(46.9)
Proceeds from note receivable	—	1.3
Net cash used in investing activities	(56.5)	(45.6)
Cash flows from financing activities
Borrowings on revolving credit facility	90.0	129.0
Payments on revolving credit facility	(65.0)	(115.0)
Purchases of treasury stock	(74.8)	(24.7)
Payments on long-term debt	(8.2)	(2.8)
Payments for debt issuance costs	(0.1)	(0.7)
Proceeds from issuance of treasury stock	3.4	—
Net cash used in financing activities	(54.7)	(14.2)
Net change in cash and cash equivalents	(48.4)	(0.7)
Cash and cash equivalents at beginning of period	64.6	15.1
Cash and cash equivalents at end of period	$16.2	$14.4

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2025 New Openings
	Restaurants Open at September 25, 2024	Restaurants Open at September 27, 2023	First Quarter Openings	Full Year Projected Openings
Company-owned restaurants
Chili’s domestic	1,116	1,126	1	7
Chili’s international	4	5	—	—
Maggiano’s domestic	50	50	—	—
Total Company-owned	1,170	1,181	1	7
Franchise restaurants
Chili’s domestic	99	100	2	2-4
Chili’s international	354	368	12	19-24
Maggiano’s domestic	2	2	—	1
Total franchise	455	470	14	22-29
Total Company-owned and franchise
Chili’s domestic	1,215	1,226	3	9-11
Chili’s international	358	373	12	19-24
Maggiano’s domestic	52	52	—	1
Total	1,625	1,651	15	29-36
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(2)		Traffic
	Q1:25 vs 24	Q1:24 vs 23	Q1:25 vs 24	Q1:24 vs 23	Q1:25 vs 24	Q1:24 vs 23	Q1:25 vs 24	Q1:24 vs 23
Company-owned	13.0%	5.8%	7.2%	8.9%	0.9%	2.7%	4.9%	(5.8)%
Chili’s	14.1%	6.1%	6.8%	8.8%	0.8%	3.1%	6.5%	(5.8)%
Maggiano’s	4.2%	2.6%	10.8%	9.5%	2.1%	(1.2)%	(8.7)%	(5.7)%
Franchise(3)	6.8%	4.0%
U.S.	12.3%	5.0%
International	3.7%	3.4%
Chili’s domestic(4)	13.9%	6.0%
System-wide(5)	12.0%	5.5%

(1)Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)Franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.

(4)Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.
(5)System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Q1 25	EPS Q1 25	Q1 24	EPS Q1 24
Net income, GAAP	$38.5	$0.84	$7.2	$0.16
Special items - Other (gains) and charges(1)	8.9	0.19	6.3	0.14
Income tax effect related to special items(2)	(2.2)	(0.04)	(1.6)	(0.04)
Special items, net of taxes	6.7	0.15	4.7	0.10
Adjustment for special tax items(3)	(1.7)	(0.04)	0.7	0.02
Net income, excluding special items, non-GAAP	$43.5	$0.95	$12.6	$0.28
(1)See footnote (1) to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period.
(3)Adjustment for special tax items primarily represents excess tax benefits associated with stock-based compensation.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)

	Chili’s		Maggiano’s		Brinker
	Q1 25	Q1 24	Q1 25	Q1 24	Q1 25	Q1 24
Operating income, GAAP	$93.9	$55.6	$7.8	$3.6	$56.4	$24.2
Operating income as a % of Total revenues	9.1%	6.1%	7.2%	3.4%	5.0%	2.4%

Operating income, GAAP	$93.9	$55.6	$7.8	$3.6	$56.4	$24.2
Less: Franchise revenues	(11.5)	(10.3)	(0.2)	(0.2)	(11.7)	(10.5)
Plus: Depreciation and amortization	40.5	36.2	3.4	3.2	46.3	41.9
General and administrative	11.8	10.0	3.0	2.4	51.8	42.4
Other (gains) and charges	2.9	3.7	0.4	0.2	8.9	6.3
Restaurant operating margin, non-GAAP	$137.6	$95.2	$14.4	$9.2	$151.7	$104.3
Restaurant operating margin as a % of Company sales, non-GAAP	13.5%	10.6%	13.3%	8.8%	13.5%	10.4%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.
Reconciliation of Adjusted EBITDA (in millions)
Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to net income as an indicator of financial performance. Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. We define Adjusted EBITDA as Net income before Provision for income taxes, Other income, net, Interest expenses, Depreciation and amortization and Other (gains) and charges.

	Q1 25	Q1 24
Net income, GAAP	$38.5	$7.2
Provision (benefit) for income taxes	3.8	—
Other income, net	(0.2)	—
Interest expenses	14.3	17.0
Depreciation and amortization	46.3	41.9
Other (gains) and charges	8.9	6.3
Adjusted EBITDA, non-GAAP	$111.6	$72.4

FOR ADDITIONAL INFORMATION, CONTACT:

KIM SANDERS
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019